Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2008

Statement of Income (Loss)
Income
Realized Trading Gain (Loss)	$2,724,250
Unrealized Gain (Loss) on Market Value of Futures	(488,334)
Interest Income	24,770
ETF Transaction Fees	1,000
Total Income (Loss)	$2,261,686

Expenses
Investment Advisory Fee	$9,721
Brokerage Commissions	1,698
Audit Fees	1,500
NYMEX License Fee	608
Non-interested Directors' Fees and Expenses	379
K-1 Tax Expense	300
Total Expenses	$14,206
Net Gain (Loss)	$2,247,480

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Period 4/1/08	$19,411,323
Withdrawals (100,000 Units)	(5,505,314)
Net Gain (Loss)	2,247,480

Net Asset Value End of Period	$16,153,489
Net Asset Value Per Unit (300,000 Units)	$53.84

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Gasoline Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502